SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


              Current Report Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 15, 1998
                                                          --------------

                             ICC Technologies, Inc.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


                                    Delaware
                 ----------------------------------------------
                 (State or other jurisdiction of incorporation)


           0-13865                                     23-368845
   ------------------------                 ---------------------------------
   (Commission File Number)                 (IRS Employer Identification No.)


                   330 South Warminster Road, Hatboro PA 19040
          ------------------------------------------------------------
          (Address of principal executive offices, including zip code)


                                 (215) 682-6600
                         -------------------------------
                         (Registrant's telephone number)


         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)


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Item 2.  Acquisition or Disposition of Assets

General

     On April 15, 1998 (the "Effective Time"), pursuant to the terms of a Merger Agreement and Plan of Reorganization dated as of April 8, 1998 (the "Rare Medium Merger Agreement"), ICC Technologies, Inc. ("ICC") acquired by merger Rare Medium, Inc., a privately held New York corporation ("Rare Medium") (the "Merger"). Rare Medium is an Internet professional services company engaged in the design, delivery and implementation of Internet web site applications and strategies, primarily for Fortune 1000 companies with its principal offices located in New York City. The assets of RareMedium comprise generally of cash, accounts receivable, prepaid expenses, work in process, equipment and leasehold improvements. ICC intends to reflect the transaction as a purchase for accounting purposes. At the Effective Time, Rare Medium was merged with RareMedium Acquisition Corp. ("Acquisition Corp."), a newly-formed wholly-owned subsidiary of ICC, with Rare Medium surviving the merger and becoming a wholly-owned subsidiary of ICC. In consideration for merging with ICC's subsidiary, the stockholders of Rare Medium (the "Rare Medium Stockholders") received at the Effective Time in exchange for all of the outstanding shares of common stock of Rare Medium total consideration of approximately $45 million, consisting of a combination of cash, shares of Common Stock of ICC, and a promissory note.

     The Rare Medium Stockholders constitute a group of 15 individuals and two partnerships, six of whom, including Glenn Meyers, are employees of Rare Medium and held approximately 59.4% of the outstanding stock of Rare Medium prior to the Merger. The others were outside investors. None of the Rare Medium Stockholders was affiliated with ICC, its officers or directors, prior to the Merger. The ICC Stock was issued to the Rare Medium Stockholders in a private placement exempt from the registration requirements under the Securities Act of 1933, as amended (the "Securities Act") and constitute "restricted securities," as such term is defined in Rule 144(a)(3) of the Securities Act. ICC intends to continue the use of the assets of Rare Medium in the same business conducted prior to the Merger.

Basic Terms of the Merger Agreement and Related Transactions

     The Merger. On the Effective Time, Acquisition Corp. was merged with and into Rare Medium, and Rare Medium was the surviving corporation in the merger. Each share of voting common stock of Rare Medium issued and outstanding immediately prior to the Effective Time was converted into the right to receive a pro rata portion of $10 million in cash, 4,269,300 shares of Common Stock of ICC (the "ICC Stock") and a secured promissory note by Rare Medium, the surviving corporation, in the principal amount of $22,200,000, which principal amount is subject to adjustment upward as described below (the "Rare Medium Note") (collectively, the "Merger Consideration"). See "Rare Medium Note" below.

     Rare Medium Note. On the Effective Time, the Rare Medium Note was delivered to Glenn S. Meyers, in his capacity as stockholder representative for the Rare Medium Stockholders. Interest on the principal amount of the Rare Medium Note is payable semi-annually at the prime rate charged by PNC Bank, N.A. in the form of cash or common stock of ICC, at ICC's election, provided, however, that the amount of common stock used to satisfy interest payment obligations cannot exceed 60% of the amount of each such interest payment due unless the amount that exceeds 60% have been registered for re-sale under the Securities Act. The principal amount of the Rare Medium



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Note is payable one-half on April 15, 2000 and the balance is payable on April
15, 2001. Notwithstanding the foregoing, in the event that (i) ICC or Rare Medium closes a secondary offering or other financing which results in net proceeds to ICC or Rare Medium, as the case may be, of $50,000,000 or more, Rare Medium shall within five (5) business days following receipt of such proceeds prepay all amounts due under the Rare Medium Note, or (ii) ICC or Rare Medium closes a secondary offering or other financing which results in net proceeds to ICC or Rare Medium, as the case may be, of at least $20,000,000 but less than $50,000,000, Rare Medium shall within five (5) business days following receipt of such proceeds prepay that portion of the amount due under the Rare Medium Note which is equal to forty percent (40%) of the amount of net proceeds of such offering or financing which exceeds $20,000,000. Rare Medium also reserves the right to make non-mandatory payments of principal or interest before they are due without penalty or premium. All prepayments shall first be applied to accrued and unpaid interest, then on the principal amount due on the first installment until fully paid, then applied to the principal amount due on the final installment. The Rare Medium Note is guaranteed by ICC and secured with a pledge of all of the outstanding shares of stock in Rare Medium held by ICC as well as a security interest in all of the assets of Rare Medium.

     ICC Stock Price Guarantee. In the event the average closing price per share as reported by the Wall Street Journal for the Common Stock of ICC computed for the 60-day calendar period ending on the 12-month anniversary of the Effective Time is less than $3.00, there will be added to the principal amount of the Rare Medium Note the amount determined by multiplying the number of shares of ICC Stock issued as part of the Merger Consideration by the difference between $3.00 and the lesser amount. One-half of the amount of such upward adjustment in the principal amount due under the Rare Medium Note, if any, shall be added to the principal amount maturing on April 15, 2000 and one-half of such adjustment, if any, shall be added to the principal amount maturing on April 15, 2001.

     Officers and Directors of ICC. Effective as of the Effective Time, Messrs. Mark S. Hauser, Albert Resnick, Stephen Schachman, Andrew L. Shapiro, and William A. Wilson, directors of ICC, each resigned from the Board of Directors of ICC. Pursuant to the terms of the Rare Medium Merger Agreement, the Board of Directors of ICC shall be comprised of seven members, consisting of Irwin L. Gross, as Chairman, Robert Aders, Charles Condy (each of whom was a director of ICC prior to the Merger), Glenn S. Meyers, former and current President and Chief Executive Officer of Rare Medium, and three independent members to be nominated by Mr. Meyers and approved by Mr. Gross, each to serve until their successors are duly elected or appointed and qualified in accordance with the bylaws of ICC. Throughout the term of ICC's Employment Agreement with Glenn S. Meyers, ICC has agreed to use its best efforts to cause the officers and directors of ICC to vote their shares of ICC Stock in favor of such individuals as nominees to the ICC Board and to recommend such individuals as nominees for shareholder approval at shareholders meetings from time to time. As of the date of this report, the three independent members have not been nominated to the Board of ICC. On the Effective Time, Glenn S. Meyers was elected President and Chief Executive Officer of ICC to replace William Wilson. See "Board of Directors-ICC Desiccant Technologies, Inc." below.

     Officers and Directors of Rare Medium. Effective as of the Effective Time, the Board of Directors of Rare Medium, the surviving corporation, are comprised of the same individuals who are


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members of the Board of Directors of ICC. Glenn S. Meyers, the President and
Chief Executive Officer of Rare Medium prior to the Merger, continues in such office following Merger.

     Registration of ICC Stock. Pursuant to the Rare Medium Merger Agreement, ICC has agreed to use its best efforts to register for re-sale under the Securities Act any ICC Stock which is delivered in payment of interest due under the terms of the Rare Medium Note (the "Interest Shares"), as soon as practicable following the issuance of the Interest Shares, but in any event no later than 180 days following the issuance of the Interest Shares. In addition, within 180 days following the Effective Time, ICC will use its best efforts to engage an underwriter to conduct a secondary public offering of Common Stock of ICC on terms reasonably acceptable to the Board of Directors of ICC, and in the event of such engagement, ICC is required to give each of the Rare Medium Stockholders prompt written notice of its intent to do so. Upon the written request of any of the Rare Medium Stockholders given within 30 days after receipt of such notice, ICC is required to cause to be included in such registration that stockholder's pro rata share of ICC Stock, up to an aggregate of 1,000,000 shares of ICC Stock issued to all of the Rare Medium Stockholders upon the Merger. In addition, if ICC is advised in writing in good faith by any managing underwriter of an underwritten offering of the securities being offered pursuant to any such registration statement that the number of shares to be sold by persons other than ICC is greater than the number of such shares which can be offered without adversely affecting the offering, ICC may reduce pro rata the number of shares offered for the accounts of such persons (based upon the number of shares proposed to be sold by each such person) to a number deemed satisfactory by such managing underwriter. In the event that ICC is unable to engage the underwriter and commence a secondary offering as described above within 180 days following the Closing Date, then thereafter ICC shall use its best efforts to register the Registerable Shares of each Rare Medium Stockholder for resale under the Securities Act on Form S-3 or other appropriate form determined by ICC and to keep such registration statement effective as long as possible thereafter but at least through the one-year anniversary of the Effective Time. ICC will pay all expenses in connection with the preparation and filing of the registration statement, provided that such expenses will not include any legal fees or brokerage commissions paid by the Rare Medium Stockholders in connection with the sale of ICC Stock under such registration statement.

     Compensation, Incentive and Benefits.

         (a) Meyers Employment Agreement. In connection with the transactions consummated pursuant to the Rare Medium Merger Agreement, ICC entered into an Employment Agreement effective April 15, 1998 with Glenn S. Meyers. Pursuant to the Employment Agreement, Mr. Meyers has been engaged as the President and Chief Executive Officer of ICC and Rare Medium to serve for a term of 5 years at an annual base salary of $250,000, with a minimum annual increase during the term of not less than 4% per annum. In addition to Base Compensation, Mr. Meyers shall be entitled to receive for each calendar year during the term, incentive compensation equal to 2% of revenues derived from activities of Rare Medium for such calendar year in excess of the revenues of Rare Medium for the preceding year. The Employment Agreement provides Mr. Meyers with a right to terminate the agreement upon a breach of the Agreement or certain events constituting a "change in control" of ICC as defined therein, upon which Mr. Meyers would be entitled to receive all salary and incentive compensation for the remaining term, the cash value of all benefits which would nave been received by him for the remaining term and the cash value off all unexercised stock options (whether or not vested) or the cashless exercise value thereof. The


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Employment Agreement also contains a covenant not to compete with ICC or any of its affiliates for the term of the Employment Agreement, plus one additional year.

         (b) Grant of Stock Options to Meyers. Concurrently with the execution of the Employment Agreement with Mr. Meyers, ICC granted to Mr. Meyers incentive and non-incentive stock options to acquire an aggregate of 2,000,000 shares of common stock of ICC at exercise prices equal to $2.375 per share, which options will become exercisable ratably on a monthly basis over a period of 60 months from the date of grant and expire ten years from the date of grant.

         (c) Other Rare Medium Management Employment Agreements. Five other Rare Medium Stockholders who were employees and stockholders of Rare Medium prior to the Merger also entered into Employment Agreements with Rare Medium upon consummation of the Merger. All of such Employment Agreements provide for base compensation, stock options and include a covenant not to compete for the term of the agreement plus one additional year.

     Accounting Treatment. The acquisition of Rare Medium by ICC will be accounted for under the purchase method of accounting.

     Federal Income Tax Consequences. ICC and the Rare Medium Stockholders intend that the Rare Medium Merger Agreement shall constitute a tax-free plan of reorganization pursuant to Section 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended.

     ICC Restructuring. Pursuant to the terms of the Rare Medium Merger Agreement, ICC has agreed that as soon as practicable following the Effective Time, but in no event later than 180 days following the Effective Time, to use its best efforts to cause a "spin-off", through a dividend distribution to ICC's stockholders, (the "Proposed Spin-Off") of ICC's entire interest in ICC Desiccant Technologies, Inc., a Delaware corporation and wholly-owned subsidiary of ICC ("ICC Desiccant Technologies"), such that immediately after the completion of the Proposed Spin-Off, the sole assets and liabilities of ICC and its subsidiaries shall be those assets and liabilities relating to RareMedium and its business. ICC Desiccant Technologies is the sole general partner of, and holds a 90% interest in, Fresh Air Solutions, L.P., a Pennsylvania limited partnership ("Fresh Air Solutions LP"), which is engaged in the business of designing, manufacturing and marketing, desiccant-based climate control systems. ICC Desiccant Technologies also holds a 20% passive limited partnership interest in Engelhard HexCore, L.P. ("Engelhard HexCore LP"), a desiccant and heat exchange rotor manufacturer which is controlled by a wholly owned subsidiary of Engelhard Corporation. Further, ICC has agreed not to enter into or engage in any other business, except as determined from time to time by the Board of Directors. Notwithstanding the foregoing, the Rare Medium Merger Agreement provides that in the event ICC is unable to effectuate the Proposed Spin-Off within 180 days following the Effective Time due to issues relating to compliance with federal or state securities laws or other legal or accounting requirements, or for any other reason which is not within the reasonable control of ICC or which would cause ICC to incur unreasonable expense, such failure shall not constitute a breach of the Rare Medium Merger Agreement.

     As soon as practicable following the Effective Time, but in any event no sooner than ICC's next annual meeting of stockholders to be held within 180 days following the Effective Time, ICC has agreed to submit for stockholder approval an amendment to its charter to change the name of ICC to "RareMedium, Inc." and will use its best efforts to cause its Board of Directors to approve


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and recommend for approval such amendment to the stockholders of ICC. Further,
ICC has agreed, as soon as practicable following the Effective Time, to cause its stock trading symbol to be changed.

     Following the Effective Time, ICC has agreed to allocate up to $4 million of available cash of ICC for use as working capital for the Rare Medium business.

     Indemnification. The Rare Medium Stockholders and ICC have agreed to indemnify each other for any losses resulting from a breach of, among other things, their respective representations, warranties and covenants contained in the Rare Medium Merger Agreement. To secure the indemnification obligations of the Rare Medium Stockholders thereunder, 2,000,000 shares of ICC Stock delivered to the Rare Medium Stockholders as part of the Merger Consideration have been placed in escrow, and the liability of the Rare Medium Stockholders under such indemnification obligations is expressly limited to the value of such shares held in escrow.

     Finders Fee. ICC paid a finders fee of $200,000 to Seth Joseph Antine upon consummation of the Merger.

Rare Medium Loans

     ICC loaned $350,000 to Rare Medium on December 24, 1997 and an additional $150,000 to Rare Medium in January 1998. In connection with such loans, Rare Medium agreed not enter into discussions with respect to an acquisition agreement with any other entity (the "Standstill Agreement"). Such loans were unsecured and matured on the earlier of (i) five years, (ii) the consummation of an acquisition agreement by Rare Medium with another entity, or (iii) the receipt by such candidate of significant financing from other sources, and bore interest at the prime rate of 8.5% payable at maturity. Subsequent to December 31, 1997, ICC loaned an additional $1,000,000 to Rare Medium and its Standstill Agreement was extended through April 30, 1998. Upon the Effective Time of the Merger, the principal amounts of such loans were converted into a contribution to the capital of Rare Medium and the promissory notes evidencing such loans were cancelled.

Officers and Directors of ICC Desiccant Technologies, Inc.

     ICC Desiccant Technologies, Inc., is a wholly-owned subsidiary of ICC which, through its interest in Fresh Air Solutions LP, is engaged in the business of designing, manufacturing and marketing, desiccant-based climate control systems. ICC Desiccant Technologies also holds a 20% passive limited partnership interest in Engelhard HexCore, L.P., a desiccant and heat exchange rotor manufacturer controlled by Engelhard Corporation. Upon the Effective Time of the Merger, William A. Wilson, Robert O. Aders, Albert Resnick and Andrew Shapiro were elected as the entire Board of Directors of ICC Desiccant Technologies by ICC, to serve for the ensuing year and until election and qualification of their successors. Mr. Wilson is also the President and Chief Executive officer of ICC Desiccant Technologies.

Item 7. Financial Statements and Exhibits

     (a) Financial statements of businesses acquired.

     As of the time that this Report on Form 8-K is being filed with the Securities and Exchange Commission ("Commission"), it is impractical for ICC to provide the financial statements required


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pursuant to Item 7(a) of Form 8-K regarding giving effect to the consummation of the acquisition of Rare Medium contemplated by the Rare Medium Merger Agreement. ICC anticipates such financial statements will be filed with the Commission on or before June 29, 1998, at which time ICC will file such financial statements under cover of an amendment to this Form 8-K.

     (b) Pro forma financial information.

     As of the time that this Report on Form 8-K is being filed with the Commission, it is impractical for ICC to provide the pro forma financial information required pursuant to Item 7(b) of Form 8-K regarding giving effect to the consummation of the acquisition of Rare Medium contemplated by the Rare Medium Merger Agreement. ICC anticipates such pro forma financial information will be filed with the Commission on or before June 29, 1998, at which time the Company will file such pro forma financial information under cover of an amendment to this Form 8-K.

     (c) Exhibits.

Exhibit No.    Description
-----------    -----------
2.1*           Merger Agreement and Plan of Reorganization dated as of April 8,
               1998, by and among ICC Technologies, Inc., RareMedium Acquisition
               Corp., Rare Medium, Inc. and the Founding Stockholders named therein.

* Certain of the Exhibits and Schedules to the Merger Agreement and Plan of Reorganization have been omitted from Exhibit 2.1. ICC Technologies, Inc. hereby agrees to furnish supplementally a copy of any of such omitted Exhibits or Schedules to the Securities and Exchange Commission upon request.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                            ICC TECHNOLOGIES, INC.
                                            ----------------------
                                                  Registrant


                                            By: /s/ Glenn S. Meyers
                                                -------------------------------
                                                Glenn S. Meyers, President
                                                and Chief Executive Officer

Date: April 30, 1998
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                                  Exhibit 2.1*

     Merger Agreement and Plan of Reorganization dated as of April 8, 1998, by and among ICC Technologies, Inc., RareMedium Acquisition Corp., Rare Medium, Inc. and the Founding Stockholders named therein.

     * The following Exhibits and Schedules have been omitted from Exhibit 2.1. ICC Technologies, Inc. hereby agrees to furnish supplementally a copy of any of such omitted Exhibits or Schedules to the Securities and Exchange Commission upon request.

Exhibit A         Form of Certificate of Merger
Exhibit F         Certificate and Certificate of Incorporation and Bylaws for
                    ICC and NEWCO*
Exhibit G         Form of Opinion of Counsel to ICC
Exhibit H         List of Individuals Entering Into Employment Agreements
Exhibit I         Form of Opinion of Counsel to COMPANY and Stockholders
Exhibit J         Form of Escrow Agreement
Exhibit K         List of Stockholders and their Addresses
Exhibit L         Form of Appointment of Stockholder Representative


Rare Medium, Inc. Schedules

Schedule 1.4      Capitalization
Schedule 5.1      Charter Documents
Schedule 5.3      Capital Stock of the Company; Consents
Schedule 5.4      Transactions in Capital Stock
Schedule 5.5      Stock Issues Pursuant to Awards, Grants or Bonuses
Schedule 5.6      Subsidiaries
Schedule 5.7      Predecessor Status
Schedule 5.8      Spin-offs
Schedule 5.9      Financial Statements of Rare Medium, Inc.
Schedule 5.10     Liabilities and Obligations as of the Balance Sheet Date
Schedule 5.11     Accounts and Notes Receivable
Schedule 5.12     Intellectual Property; Permits and Intangibles
Schedule 5.13     Environmental Matters
Schedule 5.14     Personal Property
Schedule 5.15     Significant Customers; Material Contracts and Commitments
Schedule 5.16     Real Property
Schedule 5.17     Insurance
Schedule 5.18     Compensation; Employment Agreements; Organized Labor Matters
Schedule 5.19     Employee Plans
Schedule 5.20     Failures to Comply with ERISA
Schedule 5.21     Conformity with Law; Litigation
Schedule 5.22     Taxes
Schedule 5.23     No Violations
Schedule 5.24     Government Contracts


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Schedule 5.25     Business Conduct Since December 31, 1997
Schedule 5.26     Deposit Accounts; Powers of Attorney
Schedule 5.30     Prohibited Activities
Schedule 5.31     Affiliate Transactions
Schedule 5.35     RareMedium Shares Owned Beneficially and of Record
Schedule 7.2      Deviations from Conduct of Business Pending Closing
Schedule 7.3      Prohibited Activities
Schedule 7.5      Notice to Bargaining Agents
Schedule 7.6      Termination Agreements
Schedule 9.7      Unterminated Related Party Agreements
Schedule 11       Specific Indemnified Matters.

ICC Technologies, Inc. Schedules

Schedule 6.1      Due Organization
Schedule 6.6      Subsidiaries
Schedule 6.10     Liabilities and Obligations
Schedule 6.11     Environmental Matters
Schedule 6.12     Litigation
Schedule 6.13     Taxes


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